Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES SECOND QUARTER 2016 OPERATING RESULTS

July 28, 2016 - FHLBank Topeka (FHLBank) announces its second quarter 2016 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $31.7 million and $26.6 million for the three months ended June 30, 2016 and 2015, respectively. For the six months ended June 30, 2016 and 2015, FHLBank is reporting net income of $72.2 million and $57.7 million, respectively. Other operating highlights from the quarter are presented below. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2016 with the Securities and Exchange Commission (SEC) on or about August 4, 2016.

President’s Comments
"FHLBank Topeka is pleased to announce strong net income for the second quarter," said Andrew J. Jetter, president and CEO. "Our strong 6 percent Class B dividend drove down the effective cost of advances during the quarter while members continued to find value in the MPF Program. In June, we were excited to add the MPF Government MBS product to our product offerings. We believe this product offers members a very competitively priced outlet for their government guaranteed loans, whether servicing is retained or released."

Operating Highlights

•
Net income increased $5.1 million, or 19.4 percent, for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015 and increased $14.5 million, or 25.1 percent for the six months ended June 30, 2016 compared to the six months ended June 30, 2015;

•
Net interest income, FHLBank's largest source of income, increased $7.0 million, or 12.3 percent, for the quarter ended June 30, 2016 compared to the prior year period, and increased $15.3 million, or 13.4 percent, for the six months ended June 30, 2016 compared to the prior year period, in conjunction with the growth in advances;

•
Net interest margin declined by one basis point and two basis points, respectively, for the three- and six-month periods ended June 30, 2016 as compared to the same periods in 2015 as a result of asset growth in lower-yield advance products and an increase in the average cost of consolidated obligations. The decline in net interest margin driven by these factors was largely offset by an overall increase in average yields on advances and an increase in average yields on investments;

•
Return on average equity (ROE) was 5.82 percent and 6.78 percent for the current three- and six-month periods, respectively, compared to 5.56 percent and 6.30 percent for the prior year three- and six-month periods, respectively;

•	Total assets increased $2.1 billion, or 4.6 percent, from December 31, 2015 to June 30, 2016 as a result of an increase in advances, primarily in our line of credit product;

•
The average balance of advances increased $4.8 billion, or 19.2 percent, from the quarter ended June 30, 2015 to the quarter ended June 30, 2016. Average advances have increased each quarter since the second quarter of 2014 as our members continue to value the combination of our competitive interest rates and dividends; and

•
We paid a 6.0 percent dividend on the average outstanding shares of Class B common stock for the current quarter, which equates to a reduction of approximately 27 basis points in the total cost of advances for our members.

GAAP Income
The $5.1 million and $14.5 million increases in net income for the three and six months ended June 30, 2016, respectively, compared to the prior year periods was driven by the 12.3 percent and 13.4 percent increases in net interest income over the same periods, respectively. The increases in net interest income for the second quarter of 2016 when compared to the same periods in 2015 were largely a result of advance growth, increases in higher-yielding investments, and higher average rates on short-term investments, partially offset by an increase in average funding cost driven by increases in short-term interest rates and widening in our debt spreads relative to LIBOR. Despite the increase in net interest income, our net interest margin has declined by one basis point and two basis points, respectively, for the three- and six-month periods due to: (1) asset growth in lower-spread advance products; and (2) reduced asset concentration and declining yields in our highest-yielding asset, our mortgage loan portfolio. The mortgage loan portfolio has declined as a percentage of interest-earning assets primarily as a result of growth in advances and other assets, and has experienced declining yields due to higher levels of prepayments and the related premium amortization combined with new mortgage volume at lower interest rates. Despite the increase in average capital caused by the increase in advances, the increase in net income resulted in an increase in ROE for the three- and six-month periods ended June 30, 2016 compared to the same periods in the prior year.

Adjusted Income and Adjusted Return on Equity (ROE)
FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $4.7 million and $10.1 million for the three- and six-month periods ended June 30, 2016 compared to the same periods in the prior year. The increase was due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting. Comparative adjusted income and adjusted net interest income for the three and six months ended June 30, 2016 and 2015 are calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2016	06/30/2015	06/30/2016	06/30/2015
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$31,702	$26,560	$72,176	$57,681
Affordable Housing Program (AHP) assessments	3,526	2,952	8,024	6,411
Income before AHP assessments	35,228	29,512	80,200	64,092
Derivative (gains) losses[1]	23,425	(14,196)	69,667	(17,784)
Trading (gains) losses	(18,526)	20,371	(67,730)	26,215
Prepayment fees on terminated advances	(120)	(332)	(609)	(1,088)
Total excluded items	4,779	5,843	1,328	7,343
Adjusted income (a non-GAAP measure)	$40,007	$35,355	$81,528	$71,435
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended		Six Months Ended
	06/30/2016	06/30/2015	06/30/2016	06/30/2015
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$64,182	$57,150	$129,052	$113,764
Net interest settlements on derivatives not qualifying for hedge accounting	(11,871)	(9,879)	(24,115)	(19,430)
Adjusted net interest income (a non-GAAP measure)	$52,311	$47,271	$104,937	$94,334

Adjusted income is used by management to evaluate the quality of FHLBank's ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of its performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The decrease in adjusted ROE between the comparative periods is mostly a function of increases in average capital as a result of the increase in advances.

Adjusted ROE spread for the three and six months ended June 30, 2016 and 2015 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2016	06/30/2015	06/30/2016	06/30/2015
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,189,319	$1,916,341	$2,140,929	$1,846,938
ROE, based upon GAAP net income	5.82%	5.56%	6.78%	6.30%
Adjusted ROE, based upon adjusted income	7.35%	7.40%	7.66%	7.80%
Average overnight Federal funds effective rate	0.37%	0.13%	0.37%	0.12%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.98%	7.27%	7.29%	7.68%

Housing and Community Development Programs
For 2016, FHLBank Topeka earmarked $4.5 million for the Homeownership Set-aside Program (HSP), which provides down payment assistance of up to $5 thousand per qualified household. As of July 2016, approximately $4 million has been reserved, with requests being accepted through November 14, 2016, dependent on fund availability. This year, 79 percent of registered members have submitted reservation requests. Changes in this year’s program has allowed members with high-volume mortgage departments the opportunity to reserve more HSP and has given members with low-volume mortgage departments more time to access the HSP.

Attached are highlights of FHLBank’s financial position as of June 30, 2016 and December 31, 2015 and highlights of the results of operations for the three-and six-month periods ended June 30, 2016 and 2015. FHLBank’s Form 10-Q for the quarter ended June 30, 2016 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about August 4, 2016.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2016	12/31/2015
Financial Position
Investments[1]	$13,444,589	$13,606,080
Advances	26,182,562	23,580,371
Mortgage loans held for portfolio, net	6,472,599	6,390,708
Total assets	46,491,136	44,426,133
Deposits	661,355	759,366
Consolidated obligations, net[2,3]	43,641,668	41,679,480
Total liabilities	44,474,365	42,584,381
Total capital stock	1,347,280	1,208,947
Retained earnings	685,029	651,782
Total capital	2,016,771	1,841,752

Regulatory capital[4]	2,036,665	1,863,468

	Three Months Ended		Six Months Ended
	06/30/2016	06/30/2015	06/30/2016	06/30/2015
Results of Operations
Interest income	$145,112	$110,229	$287,919	$218,803
Interest expense	80,930	53,079	158,867	105,039
Net interest income before loan loss (reversal) provision	64,182	57,150	129,052	113,764
Provision (reversal) for credit losses on mortgage loans	(212)	(992)	(469)	(1,794)
Net gain (loss) on trading securities	18,526	(20,371)	67,730	(26,215)
Net gain (loss) on derivatives and hedging activities	(35,296)	4,317	(93,782)	(1,646)
Other income	2,883	2,517	5,649	5,108
Other expenses	15,279	15,093	28,918	28,713
Income before assessments	35,228	29,512	80,200	64,092
AHP assessments	3,526	2,952	8,024	6,411
Net income	31,702	26,560	72,176	57,681

Net interest margin[5]	0.53%	0.54%	0.54%	0.56%
Weighted average dividend rate[6]	5.30%	5.22%	5.31%	5.21%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]	December 31, 2015 balances modified for change in accounting principle related to the reclassification of concessions on consolidated obligations.

[4]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[5]	Net interest income as a percentage of average earning assets.

[6]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.